Exhibit 99.1
Harmonic Announces Preliminary Fourth Quarter and Year End Results
Strong Sales and Earnings Growth in 2007; Expanding Range of Customers Worldwide;
Strong Technology Leadership and Business Momentum Moving into 2008
SUNNYVALE, Calif.— January 29, 2008—Harmonic Inc. (NASDAQ: HLIT), a leading provider of broadcast and on-demand video delivery solutions, today announced its preliminary and unaudited results for the quarter and year ended December 31, 2007.
For the fourth quarter of 2007, the Company reported net sales of $88.4 million, up 17% from $75.3 million in the fourth quarter of 2006. For the full year 2007, net sales were $312.2 million, up 26% from $247.7 million in 2006. The Company saw revenue growth in both domestic and international markets, with international sales representing 43% and 44% of revenue for the fourth quarter and for the full year of 2007, respectively. The strong revenue growth reflects sales to an expanding range of cable, satellite, telco and other customers that are deploying a growing array of new video products and solutions.
Gross margins increased sequentially from the third quarter of 2007, principally as a result of a larger than expected proportion of revenue from higher margin video processing solutions and software and services.
GAAP net income for the fourth quarter of 2007 was $13.3 million, or $0.15 per diluted share, up from $5.0 million, or $0.07 per diluted share, for the same period of 2006. For the full year 2007, GAAP net income was $30.1 million, or $0.36 per diluted share, up from $1.0 million, or $0.01 per diluted share in 2006.
Excluding non-cash accounting charges for stock-based compensation expense, the amortization of intangibles, and excess facilities costs, the non-GAAP net income for the fourth quarter of 2007 was $17.1 million, or $0.19 per diluted share, up from $9.9 million, or $0.13 per diluted share, for the same period of 2006. For the full year 2007, non-GAAP net income was $43.3 million, or $0.52 per diluted share, compared to $13.9 million, or $0.18 per share, for 2006. See “GAAP to non-GAAP Income Reconciliation” below for further information on the Company’s use of non-GAAP financial measures. The results provided in this press release are subject to final audit and any adjustments required prior to filing of our annual report on Form 10-K for the year ended December 31, 2007.
As of December 31, 2007, the Company had cash, cash equivalents and short-term investments of $269.3 million, up from $99.0 million as of September 28, 2007. During the fourth quarter of 2007, Harmonic completed a public offering of 12.5 million shares of its common stock, which generated net proceeds to the Company of approximately $142 million.
“2007 was an outstanding year for Harmonic,” said Patrick Harshman, President and Chief Executive Officer. “We are very pleased with our success in extending our product portfolio and expanding our global customer base. Our powerful new video encoding, video processing, video-on-demand and edge and access solutions have strengthened our technology leadership and driven our strong sales growth, improved gross margins and increased profitability. We have also improved the efficiency of our operations and our inventory management and strengthened our balance sheet. Our successful public offering during the fourth quarter provides us with a strong financial foundation to further grow the business, as well as to continue to pursue selective acquisitions to enhance our technology and market reach.”
“We enter 2008 with a very strong competitive position in cable, satellite and telco markets worldwide, and a growing position in new broadcast and Internet video delivery markets. The powerful trends toward more high-definition, on-demand and anytime, anywhere video continue to intensify and reshape the video delivery marketplace. Going forward, we expect to continue to extend the breadth and depth of our product solutions to address these major trends, and intend to continue working with our expanding global customer base to take their video services in exciting new directions. We are very encouraged about our opportunities for growth in 2008 and beyond.”

Business Outlook
The Company anticipates that the combined net sales for the first half of 2008 will be in a range of $165 to $175 million and gross margins will be 43% to 44% on a GAAP basis. Non-GAAP gross margins for the same period, excluding stock-based compensation expense and the amortization of intangibles, are anticipated to be in a range of 47% to 48%.
Conference Call Information
Harmonic will host a conference call today to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern). A listen-only broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1.706.634.9047 (conference identification code 30363329). The replay will be available after 5:00 p.m. Pacific at the same website address or by calling +1.706.645.9291 (conference identification code 30363329).
About Harmonic Inc.
Harmonic Inc. is a leading provider of versatile and high performance video solutions that enable service providers to efficiently deliver the next generation of broadcast and on-demand video services, including high definition, video-on-demand, network personal video recording and time-shifted TV. Cable, satellite, broadcast and telecom service providers can utilize Harmonic’s digital video, broadband optical access and software solutions to offer consumers a compelling and personalized viewing experience.
Harmonic (NASDAQ: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to: our expectations regarding our final results for the fourth quarter and year ended December 31, 2007; our belief that our financial position will allow us to further grow our business, as well as to continue to pursue selective acquisitions to enhance our technology and market reach; our belief that we enter 2008 with a very strong competitive position in cable, satellite and telco markets worldwide, and a growing position in new broadcast and Internet video delivery markets; our belief that powerful trends toward more high-definition, on-demand and anytime, anywhere video will continue to intensify and reshape the video delivery marketplace; our expectation that we will continue to extend the breadth and depth of our product solutions to address these major trends, and that we will continue working with our expanding global customer base to take their video services in exciting new directions; and our expectations regarding net sales, GAAP gross margins and non-GAAP gross margins for the first half of 2008. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: our final results for the fourth quarter and year ended December 31, 2007 will change based on final audit and any adjustments required prior to our filing of our annual report on Form 10-K for the year ended December 31, 2007; we will not identify or complete selective acquisitions; the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace, or at all; our products will not generate sales that are commensurate with our expectations; the mix of products sold and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco industries; customer concentration and consolidation; general economic conditions; market acceptance of new or existing Harmonic products; losses of one or more key customers; risks associated with Harmonic’s international operations; inventory management; the effect of competition; difficulties associated with rapid technological changes in Harmonic’s markets; the need to introduce new and enhanced products; and risks associated with a cyclical and unpredictable sales cycle. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our annual report filed on Form 10-K for the year ended December 31, 2006, our quarterly report on Form 10-Q for the quarterly period ended September 28, 2007, and our current reports on Form 8-K. Harmonic does not undertake to update any forward-looking statements.
EDITOR’S NOTE — Product and company names used herein are trademarks or registered trademarks of their respective owners.

Harmonic Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$129,005	$33,454
Short-term investments	140,255	58,917
Accounts receivable, net	69,627	64,674
Inventories	34,064	42,116
Deterred income taxes	2,885	—
Prepaid expenses and other current assets	17,205	12,807

Total current assets	393,041	211,968

Property and equipment, net	14,082	14,816

Intangibles and other assets	67,889	55,178

	$475,012	$281,962

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$—	$460
Accounts payable	20,500	33,863
Income taxes payable	481	7,098
Deferred revenue	37,375	29,052
Accrued liabilities	45,378	44,097

Total current liabilities	103,734	114,570

Accrued excess facilities costs, non-current	9,907	16,434
Other non-current liabilities	20,305	5,824

Total liabilities	133,946	136,828

Stockholders’ equity:
Common stock	2,246,969	2,078,941
Accumulated deficit	(1,905,733)	(1,933,708)
Accumulated other comprehensive loss	(170)	(99)

Total stockholders’ equity	341,066	145,134

	$475,012	$281,962

Harmonic Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
Net sales	$88,374	$75,338	$312,188	$247,684

Cost of sales	47,350	45,174	177,804	146,238

Gross profit	41,024	30,164	134,384	101,446

Operating expenses:
Research and development	11,315	9,901	42,930	39,455
Selling, general and administrative	17,961	16,621	64,318	65,243
Write-off of acquired in-process technology	—	—	700	—
Amortization of intangibles	160	291	525	470

Total operating expenses	29,436	26,813	108,473	105,168

Income (loss) from operations	11,588	3,351	25,911	(3,722)

Interest and other income, net	2,997	1,816	6,263	5,338

Income before income taxes	14,585	5,167	32,174	1,616

Provision for income taxes	1,293	126	2,100	609

Net income	$13,292	$5,041	$30,074	$1,007

Net income per share
Basic	$0.15	$0.07	$0.37	$0.01

Diluted	$0.15	$0.07	$0.36	$0.01

Shares used to compute net income per share:
Basic	88,469	75,670	81,882	74,639

Diluted	90,377	76,547	83,249	75,183

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	December 31, 2007	December 31, 2006
Cash flows from operating activities:
Net income	$30,074	$1,007
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of intangibles	5,338	2,200
Write-off of acquired in-process technology	700	—
Depreciation	6,661	7,383
Stock-based compensation	6,196	5,722
Loss on disposal and impairment of fixed assets	74	297
Changes in assets and liabilities:
Accounts receivable	(4,516)	(20,550)
Inventories	8,052	(3,224)
Prepaid expenses and other assets	(5,717)	(4,316)
Accounts payable	(13,129)	13,396
Deferred revenue	9,715	7,774
Income taxes payable	207	493
Accrued excess facilities costs	(6,684)	(877)
Accrued and other liabilities	(1,258)	(671)

Net cash provided by operating activities	35,713	8,634

Cash flows from investing activities:
Purchases of investments	(178,476)	(70,398)
Proceeds from sale of investments	98,300	84,820
Acquisition of property and equipment, net	(5,868)	(5,143)
Acquisition of Rhozet, net of cash received	(1,950)	—
Purchase of Entone, Inc. note receivable	(2,500)	—
Acquisition of Entone Technologies, Inc., net of cash received	(2,465)	(26,232)

Net cash used in investing activities	92,959	(16,953)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	153,337	4,778
Excess tax benefits from stock-based compensation	70	—
Repayments under bank line and term loan	(460)	(812)
Repayments of capital lease obligations	(72)	(82)

Net cash provided by financing activities	152,875	3,884

Effect of exchange rate changes on cash and cash equivalents	(78)	71

Net increase (decrease) in cash and cash equivalents	95,551	(4,364)
Cash and cash equivalents at beginning of period	33,454	37,818

Cash and cash equivalents at end of period	$129,005	$33,454

Harmonic Inc.
Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended				Year Ended
	December 31,		December 31,		December 31,		December 31,
	2007		2006		2007		2006
Product
Video Processing	$42,283	48%	$30,492	41%	$135,085	43%	$96,855	39%
Edge & Access	30,083	34%	32,500	43%	125,957	40%	109,529	44%
Software, Services and Other	16,008	18%	12,346	16%	51,146	17%	41,300	17%

Total	$88,374	100%	$75,338	100%	$312,188	100%	$247,684	100%

Geography
United States	$50,264	57%	$44,449	59%	$175,711	56%	$126,420	51%
International	38,110	43%	30,889	41%	136,477	44%	121,264	49%

Total	$88,374	100%	$75,338	100%	$312,188	100%	$247,684	100%

Market
Cable	$47,479	54%	$53,236	71%	$186,789	60%	$155,736	63%
Satellite	21,637	24%	8,405	11%	65,343	21%	26,189	11%
Telco & Other	19,258	22%	13,697	18%	60,056	19%	65,759	26%

Total	$88,374	100%	$75,338	100%	$312,188	100%	$247,684	100%

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are gross margins, operating expense, net income and net income per share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of non-GAAP financial measures to GAAP financial measures is included with the financial statements contained in this press release. The non-GAAP adjustments described below have historically been excluded from our non-GAAP measures. These adjustments, and the basis for excluding them, are:
•	Restructuring Activities
–	Severance Costs

The Company has incurred severance costs in cost of sales and in operating expenses in connection with the closing of its manufacturing and research and development facilities in the UK. In addition, severance costs were incurred due to a reorganization of its senior management following the appointment of a new Chief Executive Officer. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.

-	Excess Facilities

The Company has incurred excess facilities charges and credits in operating expenses due to adjustments related to vacating and subleasing portions of its Sunnyvale campus and to the closing of its manufacturing and research and development facilities in the UK. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.

-	Product Discontinuance

In connection with the restructuring of its operations in the UK, the Company recorded charges for excess inventory in connection with discontinued products. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.
•	Non-Cash Items
–	Stock-Based Compensation Expense

The Company has incurred stock-based compensation expense in cost of sales and operating expenses as required under FAS 123R. The Company excludes stock-based compensation expense because it believes that this measure is not relevant in evaluating its core operating performance, either for internal measurement purposes or for period-to-period comparisons and benchmarking against other public companies.

–	Impairment and Amortization of Intangibles

The Company has incurred amortization of intangibles and has taken a charge for acquired in-process technology related to acquisitions the Company has made. In addition, the Company recorded an impairment of its fixed assets and intangibles due to its decision to discontinue a product line. Management excludes these items when it evaluates its core operating performance. We believe that eliminating these expenses is useful to investors when comparing historical and prospective results and comparing such results to other public companies because these expenses will vary if and when the Company makes additional acquisitions.

Harmonic Inc.
GAAP to Non-GAAP Income Reconciliation
(Unaudited)

	Three Months Ended December 31, 2007			Three Months Ended December 31, 2006
(In thousands)	Gross Margin	Operating Expense	Net Income	Gross Margin	Operating Expense	Net Income

GAAP	$41,024	$29,436	$13,292	$30,164	$26,813	$5,041
Cost of sales related to severance costs				287		287
Cost of sales related to product discontinuance				1,134		1,134
Cost sales related to stock based compensation expense	280		280	202		202
Research and development expense related to stock based compensation expense		(573)	573		(334)	334
Selling, general and administrative expense related to severance costs					(198)	198
Selling, general and administrative expense related to excess facilities costs		(482)	482		(116)	116
Selling, general and administrative expense related to stock based compensation expense		(868)	868		(810)	810
Impairment and amortization of fixed assets and intangibles	1,474	(160)	1,634	1,237	(491)	1,728

Non-GAAP	$42,778	$27,353	$17,129	$33,024	$24,864	$9,850

GAAP income per share — basic			$0.15			$0.07

GAAP income per share -diluted			$0.15			$0.07

Non-GAAP income per share — basic			$0.19			$0.13

Non-GAAP income per share — diluted			$0.19			$0.13

Shares used in per-share calculation — basic			88,469			75,670

Shares used in per-share calculation — diluted			90,377			76,547

	Year Ended December 31, 2007			Year Ended December 31, 2006
	Gross Margin	Operating Expense	Net Income	Gross Margin	Operating Expense	Net Income

GAAP	$134,384	$108,473	$30,074	$101,446	$105,168	$1,007
Cost of sales related to severance costs	188		188	587		587
Cost of sales related to product discontinuance	772		772	1,134		1,134
Cost of sales related to stock based compensation expense	998		998	957		957
Research and development expense related to severance costs		(334)	334		(12)	12
Research and development expense related to stock based compensation expense		(2,012)	2,012		(1,638)	1,638
Selling, general and administrative expense related to severance costs		(131)	131		(848)	848
Selling, general and administrative expense related to stock based compensation expense		(3,186)	3,186		(3,124)	3,124
Selling, general and administrative expense related to excess facilities expense (recovery)		331	(331)		(2,174)	2,174
Impairment and amortization of fixed assets and intangibles	4,740	(1,225)	5,965	1,730	(670)	2,400

Non-GAAP	$141,082	$101,916	$43,329	$105,854	$96,702	$13,881

GAAP income per share — basic			$0.37			$0.01

GAAP income per share — diluted			$0.36			$0.01

Non-GAAP income per share — basic			$0.53			$0.19

Non-GAAP income per share — diluted			$0.52			$0.18

Shares used in per-share calculation — basic			81,882			74,639

Shares used in per-share calculation — diluted			83,249			75,183